                                   EXHIBIT 10


                        STRATEGIC RELATIONSHIP AGREEMENT

     This Strategic Relationship Agreement (the "Agreement") is made and entered into as of the 13th day of October 1998 by and between Western Water Company, a Delaware corporation (the "Company") and Sociedad General de Aguas de Barcelona, S.A., a Spanish corporation ("Agbar").

                                    RECITALS

     1. The Company and Agbar desire to establish a strategic relationship to facilitate the development of the Company's and Agbar's water-related businesses.

     2. As part of this relationship, Agbar has agreed, subject to the terms of this Agreement, to acquire up to 25,000 shares of the Company's newly-established Series D Convertible Redeemable Preferred Stock, the rights, preferences and privileges of which are set forth in the Certificate of Designations attached to this Agreement as Exhibit A (the "Preferred Stock"). The proceeds from Agbar's purchase of shares of Preferred Stock will be used to provide capital for water-related projects undertaken by the Company and approved by Agbar.

     3. The Company has also agreed to assist Agbar in the development of its water-related business and to grant Agbar certain registration, preemptive, Board, approval and other rights as set forth in this Agreement.

                                    AGREEMENT

     NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto agree as follows:

     1. INITIAL SALE AND PURCHASE OF PREFERRED STOCK. Subject to the terms and conditions hereof and in reliance upon the representations and warranties contained herein, the Company agrees to sell to Agbar, and Agbar agrees to purchase from the Company, 10,000 shares of Preferred Stock at a cash purchase price of $1,000 per share. The initial sale to and purchase by Agbar of the Preferred Stock (the "Initial Closing") shall take place on or before October 31, 1998, or on such other date as the Company and Agbar shall mutually determine. At the Initial Closing, the Company will execute and deliver to Agbar, or to Agbar's representative, a stock certificate or certificates dated as of the date of the Initial Closing for 10,000 shares of Preferred Stock registered in Agbar's name, against delivery to the Company of a bank cashier's check or a confirmation of the wire transfer of funds in the amount of $10,000,000 in payment of the total purchase price of the Preferred Stock initially being pur-chased by Agbar. Agbar may assign its rights to acquire shares of Preferred Stock pursuant to this Section 1 to any of its majority-owned subsidiaries.

     2. CONDITIONS TO THE INITIAL CLOSING; USE OF PROCEEDS. Agbar's obligation to purchase the shares of Preferred Stock at the Initial Closing shall be subject to (i) the accuracy and completeness as of the date of the Initial Closing of the representations and warranties of the Company as set forth in this Agreement, (ii) the delivery to Agbar of a legal opinion substantially in the form attached hereto as Exhibit B and (iii) the receipt by Agbar of all necessary approvals from relevant governmental agencies or departments in Spain. Exhibit C to this Agreement sets forth a description together with a proposed budget for the water-related projects approved by Agbar that are to be financed utilizing the proceeds for the initial sale of Preferred Stock.

     3. SUBSEQUENT SALES AND PURCHASES OF PREFERRED STOCK. Subject to the terms and conditions set forth in Section 4 hereof and following the request of the Company, during the two-year period ending on October 31, 2000, the Company agrees to sell to Agbar, and Agbar agrees to purchase from the Company, up to an additional 15,000 shares of Preferred Stock at a cash purchase price of $1,000 per share. Any such purchase shall be for a minimum of 5,000 additional shares of Preferred Stock and shall be made within 45 days of Agbar's receipt of written request from the Company that Agbar purchase such shares. At the consummation of any such subsequent sale and purchase of Preferred Stock, the Company will execute and deliver to Agbar, or to Agbar's representative, a stock certificate or certificates dated as of the date of the consummation of such subsequent sale for the number of shares of Preferred Stock being purchased by Agbar, registered in Agbar's name, against delivery to the Company of a bank cashier's check or a confirmation of the wire transfer of funds in the amount of the total purchase price of the additional shares of Preferred Stock being purchased by Agbar. Agbar may elect to cause any of its affiliates to purchase all or any portion of the Preferred Stock to be purchased by Agbar pursuant to the provisions of this Section 3. The two-year period referred to in the initial sentence of this Section 3 can be extended for up to an additional two years upon the mutual agreement of Agbar and the Company.

     4. CONDITIONS TO AGBAR'S OBLIGATION TO PURCHASE ADDITIONAL SHARES OF PREFERRED STOCK; USE OF PROCEEDS. Agbar's obligation to purchase additional shares of Preferred Stock pursuant to the provisions of Section 3 shall be subject to (i) the approval by the Company's Board of Directors and each of Agbar's designees to the Company's Board of Directors of the water-related projects to be funded utilizing the proceeds from Agbar's purchase of such additional shares of Preferred Stock (which approval such Agbar designees can grant or withhold in their sole discretion), (ii) the absence of any material adverse change with respect to the Company from and after the date of this Agreement through the date of such purchase of additional shares of Preferred Stock, (iii) the absence of any dispute between the Company and Agbar with respect to the use of the proceeds from Agbar's prior purchases of shares of Preferred Stock, (iv) the Company's material compliance with the covenants and agreements of the Company set forth in this Agreement and (v) the obtaining of any required governmental or other third party consents, including, as necessary, the consent of the Company's stockholders and clearance under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the "HSR Act").

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The Company shall (i) circulate, at its expense, a proxy statement among its stockholders to obtain any necessary consent of such stockholders to the purchase by Agbar of additional shares of Preferred Stock pursuant to the provisions of Section 3 and (ii) pay all legal, filing and other fees and expenses incurred by Agbar in connection with the preparation and filing of any materials under the HSR Act. The Company and Agbar shall take the steps necessary to prepare and make the necessary filing to obtain clearance under the HSR Act within 45 days of the date of the Initial Closing and, in connection with such filing, request early termination of the relevant waiting period under the HSR Act.

     At the time the Company submits its written request to Agbar that Agbar purchase additional shares of Preferred Stock pursuant to the provisions of
Section 3, the Company shall provide Agbar with a written summary of the water-related project(s) that the Company intends to finance utilizing the proceeds from any such subsequent issuance and sale of shares of Preferred Stock to Agbar. Such written summary shall include (i) the location, nature, and description of such water-related project(s), (ii) the revenues and profits/losses anticipated to be generated from such water-related project(s), including the estimated time period when such revenues and profits/losses are expected to be realized, (iii) a budget for each of such water-related project(s), including a reasonable itemization of the categories and related amounts of expenses that the Company expects to incur in connection with such project(s), (iv) the anticipated financing that the Company expects to obtain in connection with such project(s) and the related capital costs and (v) the identity and general business background and experience of any third party that will play a meaningful role in the development of any such project(s). The Company will also promptly provide Agbar with any additional information that Agbar may reasonably request with respect to any such project(s). The Company shall provide all such information not less than 10 days prior to the date of any meeting of the Company's Board of Directors called to review and approve such project(s).

     5. USE OF PROCEEDS FROM THE SALE OF PREFERRED STOCK. The proceeds from the sale of Preferred Stock pursuant to the provisions of Sections 2 or 4 of this Agreement shall be used only to finance the water-related projects approved by Agbar, as set forth in Sections 2 and 4 of this Agreement, or as otherwise provided in this Section 5. Except as otherwise provided in this Section 5, the Company shall not use any of such proceeds to finance any activity of the Company not within the scope of the water-related projects approved by Agbar pursuant to the provisions of Sections 2 and 4 of this Agreement.

The Company shall provide Agbar with monthly status reports with respect to each water-related project that Agbar has approved pursuant to the provisions of Sections 2, 4 and 5 of this Agreement and that is being financed out of the proceeds from the sale of Preferred Stock. Such monthly reports shall, on a project specific basis, identify the costs, including the related capital costs, that have been incurred through the end of the reporting period with a reasonable degree of detail, provide an updated good-faith estimate of the costs that remain to be incurred to completion of such project and compare such costs to the amounts budgeted with respect to each such project. The Company shall also provide Agbar with any additional information concerning the status of any such project, and the expenditure of the proceeds from the sale of Preferred

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Stock, that Agbar reasonably requests. The Company shall notify Agbar, as promptly as possible, if the Company reasonably believes that the costs to be incurred in connection with any such project will exceed by 15% or more the budgeted costs for such project. The Company may not expend any portion of the proceeds from the sale of Preferred Stock if such expenditure(s) exceed by 15% or more the budgeted costs for any water-related project approved by Agbar without the prior written approval of each of Agbar's designees to the Company's Board of Directors, which approval such Agbar designees may grant or withhold in their sole discretion. The Company shall provide such designees with any information that such designees reasonably request in connection with a proposed change in a budget for a water-related project approved by Agbar. If such Agbar designees approve such budget change, the Company may not expend any portion of the proceeds from the sale of Preferred Stock if such expenditures exceed by 15% or more the revised budgeted costs for any water-related project without again obtaining the prior written approval of each of Agbar's designees to the Company's Board of Directors in the manner set forth above.

     6. REPRESENTATIONS AND WARRANTIES BY THE COMPANY. Except as otherwise indicated on the attached Schedules to this Agreement, the Company represents and warrants to Agbar that as of the date hereof, the date of the Initial Closing and as of the date of any subsequent purchase by Agbar of shares of Preferred Stock pursuant to the provisions of this Agreement:

          6.1 ORGANIZATION, GOOD STANDING, ETC.

               (a) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and has all requisite corporate power and authority to own its properties and to carry on its business as now being conducted.

               (b) The Company is duly qualified, licensed or domesticated as a foreign corporation in good standing in each jurisdiction in which the nature of the business conducted by it or the properties owned, leased or operated by it make such qualification, licensing or domestication necessary and failure to be so qualified, licensed or domesticated would have a material adverse effect upon the Company.

          6.2 CAPITAL STOCK. The authorized capital stock of the Company consists of (i) 20,000,000 shares of common stock, par value $.001 per share (the "Common Stock"), of which 8,239,816 shares are issued and outstanding; and
(ii) 1,000,000 shares of preferred stock, par value $.001 per share, of which 9,809.2915 shares of Series C Convertible Redeemable Preferred Stock ("Series C Preferred") are issued and outstanding. All issued and outstanding shares of Common Stock and Series C Preferred of the Company are duly authorized, validly issued, fully paid and nonassessable. Except as set forth in the Company's Annual Report on Form 10-K for the fiscal year ended March 31, 1998 or the Company's Definitive Proxy Statement circulated in connection with the Company's September 15, 1998 Annual Meeting of Stockholders, there are no outstanding options,

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warrants, rights, convertible securities or other agreements or plans under which the Company may become obligated to issue, sell or transfer shares of its capital stock or other securities. All prior issuances of capital stock by the Company have been made in compliance with applicable federal and state securities laws.

          6.3 AUTHORITY RELATIVE TO THIS AGREEMENT. The execution, delivery and performance of, and compliance with, this Agreement and the sale and issuance of the Preferred Stock (and the Common Stock issuable upon the conversion of such Preferred Stock) have been duly authorized by all necessary corporate action on the part of the Company, and this Agreement is a valid and binding agreement of the Company, enforceable in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization or other laws relating to or affecting the enforcement of creditors' rights generally and general principles of equity (whether enforcement is sought by proceedings in equity or at law). Except as otherwise indicated in Section 3 of this Agreement, no consent, license, approval or authority of, or registration or declaration with, any governmental authority, bureau or agency is required in connection with the execution, delivery and performance of this Agreement by the Company or the issuance of the Preferred Stock hereunder (or the Common Stock issuable upon the conversion of such Preferred Stock), except under Regulation D under the Securities Act of 1933 (the "Act") and applicable state securities laws. Neither the execution nor the delivery of this Agreement, the performance by the Company of its obligations hereunder nor the consummation of the transactions contemplated hereby will conflict with, or, with or without the giving of notice or passage of time, result in a breach of the terms, conditions or provisions of, or constitute a default under, or result in the imposition of any lien or encumbrance upon any asset or property of the Company pursuant to, any applicable law, administrative regulation or judgment, order or decree of any court or governmental body, any contract or agreement to which the Company is a party or by which it or any of its properties, assets or rights is bound or affected, or the Certificate of Incorporation or Bylaws of the Company. The Company is not party to, and the assets of the Company are not subject to, any agreement, contract, judgment, order or decree that could interfere, in any material respect, with the performance by the Company of its obligations hereunder. Upon delivery of the Preferred Stock under this Agreement and payment of the purchase price thereof, good and marketable title thereto, free and clear of all pledges, liens, claims, encumbrances and restrictions, except for the transfer restrictions set forth in Sections 7.1 and 7.5 of this Agreement, will pass to Agbar. At the time of delivery, the Preferred Stock (and the Common Stock issuable upon the conversion of such Preferred Stock) will be duly authorized, validly issued, fully paid and nonassessable.

          6.4 TAX RETURNS AND AUDITS. All required federal, state and material local tax returns of the Company have been filed, and all federal, state and local taxes required to be paid with respect to such returns have been paid or due provision for the payment thereof has been made and the Company is not delinquent in the payment of any such tax or in the payment of any assessment or governmental charge. The Company does not have any material tax deficiency proposed or assessed against it and has not executed any waiver of any statute of limitations on the assessment or collection of any tax. None of the Company's federal income tax returns nor any state or local income or franchise tax return has been audited by governmental authorities in a manner to bring such audit to the Company's attention.

          6.5 FINANCIAL STATEMENTS. The Company's Annual Report on Form 10-K for the year ended March 31, 1998 includes certain financial statements, including the audited consolidated balance sheets of the Company as of March 31, 1998 and 1997 and the audited consolidated statements of operations for the years ended March 31, 1998, 1997 and 1996. The Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 1998 includes the Company's consolidated balance sheets as of June 30, 1998 (unaudited) and March 31, 1998, and the consolidated statement of operations for the three months ended June 30, 1998 and 1997 (unaudited). All of the financial statements included within such Form 10-K and Form 10-Q are herein collectively referred to as the "Financial Statements". The Financial Statements are complete and accurate and present fairly, in all material respects, the financial position of the Company and the results of its operations and cash flow, all as of the dates of such Financial Statements. At the respective dates of the balance sheets referred to in this Section 6.5, the Company did not have any material liability or obligation of any nature, whether accrued, absolute, fixed or contingent, and whether due or to become due, that, in accordance with GAAP applied on a consistent basis, should have been shown or reflected in the balance sheets but was not, except for the omission of notes in unaudited balance sheets with respect to contingent liabilities that in the aggregate did not materially exceed those so reported in the latest audited balance sheets included in the Financial Statements and that were substantially the same type as so reported. Since March 31, 1998, there has been no change in the business or condition (financial or otherwise) of the Company which is materially adverse to the Company, or to its business, operations, prospects or condition (financial or otherwise), or any material increase in any contingent liabilities of the Company, and no reports on Form 8-K have been filed by the Company.

          6.6 LITIGATION. There are no legal actions, suits, arbitrations, investigations or any other legal, administrative or governmental proceedings pending or, to the knowledge of the Company, threatened against the Company, its properties, assets or business, which, if decided adversely, would have a material adverse effect upon the business, properties, operations, prospects or condition (financial or otherwise) of the Company. The Company is not in default with respect to any judgment, order or decree of any court or any governmental agency or instrumentality.

          6.7 TITLE TO PROPERTIES AND ENCUMBRANCES. All property, including real and personal property (tangible or intangible) that is used in, or available for use in, the business or operations of the Company as now conducted, is owned, leased or licensed by the Company, except for such property which if not owned, leased or licensed by the Company, individually or in the aggregate, would not have a material adverse effect upon the business, properties, operations, prospects or condition (financial or otherwise) of the Company. The Company has good and marketable title to all of its material properties and assets, including, without limitation, the properties and assets reflected in the Financial Statements, except for property disposed of in the ordinary course of business since the date of the Financial

Statements, subject to no mortgage, pledge, lien, charge, security interest, encumbrance or restriction, except (a) those which are shown and described in the Financial Statements or the notes thereto and (b) those which do not materially affect the value of or interfere with the uses made of such properties and assets.

          6.8 SECURITIES LAWS. Based in part upon the representations and warranties of Agbar contained in Section 7 of this Agreement, and except as otherwise indicated in Section 3 of this Agreement, no consent, authorization, approval, permit or order of, or filing with, any governmental or regulatory authority is required under current laws and regulations in connection with the execution and delivery of this Agreement, the performance by the Company of its obligations hereunder or the offer, issuance, sale or delivery of the Preferred Stock to Agbar, other than the filing of a Notice on Form D under the Act and the qualification thereof, if required, under applicable state securities laws, which qualification has been effected. Under the circumstances contemplated hereby, the offer, issuance, sale and delivery of the Preferred Stock to Agbar will not under current laws and regulations require compliance with the prospectus delivery or registration requirements of the Act.

          6.9 COMPLIANCE WITH OTHER INSTRUMENTS. The Company is not in violation of its Certificate of Incorporation or its Bylaws, nor is it in violation of, or in default under, any material lien, indenture, mortgage, lease, agreement, instrument, commitment or arrangement, or subject to any restriction which would prohibit the Company from entering into or performing its obligations under this Agreement.

          6.10 LICENSES AND PERMITS. The Company holds all material licenses, permits and any other governmental approvals that are required to be held by the Company or which are necessary to permit the Company to carry on its business as now conducted.

          6.11 DISCLOSURE. Neither the Report on Form 10-K for the year ended March 31, 1998, the Report on Form 10-Q for the quarter ended June 30, 1998 nor any representation or warranty of the Company in this Agreement or in any writing furnished or to be furnished pursuant hereto or in connection herewith, contains or will contain any untrue statement of a material fact, or omits or will omit to state any material fact required to be stated therein or herein or necessary to make the statements therein or herein not misleading as of the date of this Agreement.

     7. REPRESENTATIONS AND WARRANTIES OF AGBAR. Agbar hereby represents and warrants that:

          7.1 INVESTMENT INTENT. The Preferred Stock (and the Common Stock into which it is convertible) being acquired by Agbar hereunder is being acquired for its own account and not with the view to, or for resale in connection with, any distribution other than resales made in compliance with the registration and prospectus delivery requirements of the Act. Agbar understands that neither the Preferred Stock nor the Common Stock into which the Preferred Stock is convertible has been registered under the Act by reason of exemptions from the registration and prospectus delivery requirements of the Act available pursuant to Sections 3(b) or 4(2) thereof, that such shares must be held indefinitely unless such shares are registered under the Act or unless any transfer is exempt from registration, and that the reliance of the Company upon this exemption is predicated in part upon this representation and warranty by Agbar. Agbar understands that, unless such shares are registered under the Act, Agbar may generally not sell the Preferred Stock or the Common Stock into which the Preferred Stock is convertible pursuant to Rule 144, promulgated under the Act by the Securities and Exchange Commission (the "Commission"), prior to the expiration of the applicable holding period under Rule 144, and that any sales pursuant to Rule 144 are limited in amount and can only be made in full compliance with the provisions of Rule 144, which include specific requirements that the Company is then providing certain information to the public with respect to its business and financial affairs.

          7.2 RESIDENCE AND QUALIFICATION AS AN ACCREDITED INVESTOR. Agbar's principal office is located in Barcelona, Spain. Agbar is an Accredited Investor within the meaning of Rule 501 under the Act and has such knowledge and experience in financial and business matters that Agbar is capable of evaluating the merits and risks of the investment to be made hereunder by Agbar.

          7.3 ACTS AND PROCEEDINGS. This Agreement has been duly authorized by all necessary action on Agbar's part and has been duly executed and delivered by Agbar, and is a valid and binding agreement upon Agbar enforceable in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization or other laws relating to or affecting the enforcement of creditors' rights generally and general principles of equity (whether enforcement is sought by proceedings in equity or at law).

          7.4 RECEIPT OF INFORMATION. Agbar has received (i) the Company's Annual Report on Form 10-K for the year ended March 31, 1998 and the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 1998 and (ii) a copy of the Certificate of Designations of the Company that fixes and determines the rights, preferences, privileges and restrictions relating to the Preferred Stock, and has read and is familiar with the terms and provisions thereof. Agbar has had access to all of the Company's material books and records and access to the Company's officers has been provided to Agbar or to Agbar's qualified agents. Agbar has not read or relied upon any newspaper articles about the Company in making the investment in Preferred Stock hereunder.

          7.5 LEGEND. Agbar acknowledges and agrees that the certificates representing the Preferred Stock, and the certificates representing the Common Stock into which the Preferred Stock may be converted, shall bear the following (or substantially equivalent) legend on the face or reverse side thereof:

     THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS

     AMENDED AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER SAID ACT OR UNLESS SOLD PURSUANT TO RULE 144 PROMULGATED UNDER SAID ACT, OR UNLESS, IN THE OPINION OF COUNSEL SATISFACTORY TO THE ISSUER OF THESE SECURITIES, IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER OF THESE SECURITIES, SUCH OFFER, SALE OR TRANSFER, PLEDGE OR HYPOTHECATION IS EXEMPT FROM THE REGISTRATION PROVISIONS OF SAID ACT.

Any stock certificate issued at any time in exchange or substitution for any certificate bearing such legend shall also bear such (or substantially equivalent) legend unless, in the, opinion of counsel for the Company, the securities represented thereby need no longer be subject to restrictions pursuant to the Act or applicable state securities laws. The Company shall not be required to transfer on its books any certificate for securities in violation of the provisions of such legend.

     8. REGISTRATION. Within 60 days following Agbar's written request, the Company shall commence preparing and shall thereafter file with the Commission, as soon as practicable, a registration statement under the Act on Form S-3 covering all of the Preferred Stock acquired by Agbar and all of the Common Stock into which such Preferred Stock is convertible (such Preferred Stock and Common Stock is hereinafter collectively referred to as the "Registered Stock"), and the Company shall use its best efforts to cause such registration statement to be declared effective by the Commission under the Act as soon as practicable. Agbar shall be entitled to four demand registrations, and only those demand registrations for which the relevant registration statement is declared effective by the Commission shall be taken into account for purposes of determining if Agbar has had such four demand registrations. The provisions of this Section 8 shall apply to the initial Form S-3 registration statement and to any other Form S-3 registration statement filed pursuant to this Section 8. The Company shall use its best efforts to keep each of such registration statements effective until the earlier to occur of: (i) the third anniversary of the declaration of effectiveness of such registration statement, (ii) the sale by Agbar of all the Registered Stock in public sales, or (iii) all such Registered Stock may be sold pursuant to Rule 144 under the Act without limitation on the amount of securities that may be sold (taking into account any aggregation rules that may be applicable under Rule 144); and the Company shall file amendments to the registration statement and otherwise comply with all applicable federal and state securities laws and regulations as necessary and as promptly as possible to permit continuing sales by the original purchasers during the period the registration statement is required to be effective hereunder. The Company shall not, however, be required to qualify the sale of Preferred Stock in any state if the filing fees to be incurred to file for such qualification under the securities laws of such state exceed $1,000. If Agbar transfers any of the shares of Registered Stock to any of its affiliates, such affiliate(s) shall be entitled to the same rights provided to Agbar pursuant to this Section 8; provided, however, that in no event will the Company's obligations increase, in any material respect, as a result of any such transfer.

          8.1 REGISTRATION PROCEDURES. In connection with the foregoing registration of the Registered Stock under the Act, the Company will:

               (a) Furnish to Agbar and to brokers or dealers effecting transactions in the shares of the Registered Stock on behalf of Agbar such reasonable number of copies of the registration statement, preliminary prospectus, final prospectus and such other documents as Agbar or such brokers or dealers may reasonably request in order to facilitate the public sale of such securities;

               (b) Use its reasonable best efforts to register or qualify the securities covered by such registration statement under such state securities or blue sky laws of such jurisdictions as Agbar may reasonably request, except that the Company shall not for any purpose be required to execute a general consent to service of process or to qualify to do business as a foreign corporation in any jurisdiction wherein it is not so qualified;

               (c) Promptly notify Agbar of the time when such registration statement has become effective or when a supplement to any prospectus included in such registration statement has been filed;

               (d) Notify Agbar promptly of any request by the Commission for the amending or supplementing of such registration statement or prospectus or for additional information;

               (e) Promptly advise Agbar of the issuance of any stop order by the Commission suspending the effectiveness of such registration statement or the initiation or threatening of any proceeding for that purpose and promptly use its best efforts to prevent the issuance of any stop order or to obtain its withdrawal if such stop order should be issued.

          8.2  EXPENSES.

               (a) With respect to each inclusion of shares of the Registered Stock in a registration statement pursuant to this Section 8, any and all fees, costs and expenses of or incidental to, or incurred in connection with such registration (as specified in paragraph (b) below) shall be borne by the Company; PROVIDED, however, that Agbar shall bear any commissions and transfer taxes related to sales of Registered Stock by Agbar.

               (b) The fees, costs and expenses of or incidental to each such registration to be borne by the Company as provided in paragraph (a) above shall include, without limitation, all registration, fees, printing expenses, fees and disbursements of counsel and accountants for the Company, and all legal fees and disbursements and other expenses of complying with state securities or blue sky laws of any jurisdictions in which the securities to be offered are to be registered or qualified, fees and disbursements of one counsel for Agbar, and any other expenses reasonably incurred by Agbar. All such fees, costs and expenses shall be paid, or reimbursed by the Company to Agbar, as and when such fees, costs and expenses are incurred, against documentation evidencing the incurrence thereof.

               (c) Except as set forth in this Section 8, nothing in this Agreement shall obligate the Company to undergo an audit other than as required under rules of the Commission applicable to the Company or to keep any registration statement filed pursuant to this Agreement current and effective.

          8.3  INDEMNIFICATION.

               (a) The Company shall indemnify, hold harmless and defend Agbar, any underwriter (as defined in the Act), and each person, if any, who controls Agbar or such underwriter within the meaning of the Act, from and against, and will reimburse Agbar or such underwriter and each such controlling person with respect to, any and all loss, damage, liability (joint and several), cost and expense (as and when incurred), including without limitation, the costs of investigation and defense of any legal action, proceeding or investigation, to which Agbar or such underwriter or any such controlling person may become subject under the Act, the Securities Exchange Act of 1934, as amended, or otherwise, insofar as such losses, damages, liabilities, costs or expenses (i) are caused by, arise out of, or are based upon any untrue statement or alleged untrue statement of any material fact contained in such registration statement, any prospectus contained therein or any amendment or supplement thereto or any other document incident to the registration of the Registered Stock under the Act or the qualification of the Registered Stock under any state securities laws, (ii) arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, or (iii) arise out of or are based upon any federal or state securities law, rule or regulation applicable to the Company and relating to action or inaction by the Company in connection with any such registration or qualification; PROVIDED, however, that the Company will not be liable in any such case to the extent that any such loss, damage, liability, cost or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with information furnished by Agbar, such underwriter or such controlling person in writing specifically for use in the preparation thereof.

               (b) Agbar will indemnify and hold harmless the Company, any controlling person and any underwriter from and against, and will reimburse the Company, any controlling person and any underwriter with respect to, any and all loss, damage, liability, cost or expense to which the Company or any controlling person and/or any underwriter may become subject under the Act, the Securities Exchange Act of 1934, as amended, or otherwise, insofar as such losses, damages, liabilities, costs or expenses are caused by any untrue or alleged untrue statement of any material fact contained in such registration statement, any prospectus contained therein or, any amendment or supplement thereto, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was so made in reliance upon and in strict conformity with written information furnished by Agbar specifically for use in the preparation thereof; and provided further, that the liability of Agbar hereunder shall be limited to an amount equal to the aggregate public offering price of such Registered Stock sold by Agbar in such offering.

               (c) Promptly after receipt by an indemnified party pursuant to the provisions of paragraph (a) or (b) of this Section 8.3 of notice of the commencement of any action involving the subject matter of the foregoing indemnity provisions such indemnified party will, if a claim thereof is to be made against the indemnifying party pursuant to the provisions of said paragraph
(a) or (b), promptly notify the indemnifying party of the commencement thereof; but the omission to so notify the indemnifying party will not relieve it from any liability hereunder, if such omission did not materially prejudice the rights of the indemnifying party, or from any liability which it may have to any indemnified party otherwise than hereunder. In case such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party shall have the right to participate in, and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party; PROVIDED, however, if the defendants in any action include both the indemnifying party and the indemnified party and if there is a conflict of interest which would prevent counsel for the indemnifying party from also representing the indemnified party, or any of the indemnified parties have available to them defenses or counterclaims not available to the indemnifying party even though this does not result in a conflict of interest, the indemnified parties shall have the right to select one separate counsel to participate in the defense of such action on behalf of all such indemnified party or parties at the expense of the Company. After notice from the indemnifying party to such indemnified party of its election to assume the defense thereof, the indemnifying party will not be liable to such indemnified party pursuant to the provisions of said paragraph (a) or (b) for any legal or other expense subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation, unless (i) the indemnified party shall have employed counsel in accordance with the proviso of the preceding sentence, (ii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after the notice of the commencement of the action, or (iii) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party.

          8.4 STAND-STILL OBLIGATIONS. If the Company offers shares of its Common Stock to the public pursuant to a firm commitment underwriting, Agbar shall, at the request of the relevant underwriters, agree not to sell any shares of its Common Stock for a period of up to 120 days after the date of effectiveness of the registration statement filed by the Company in connection with its public offering. The period of any stand-still arrangement shall be added to the period that the Company is obligated to maintain the effectiveness of any registration statement(s) filed to register the shares of Preferred Stock or Common Stock issuable upon conversion of such shares of Preferred Stock pursuant to clause (i) of the fifth sentence of Section 8.

     9. PREEMPTIVE RIGHTS. So long as Agbar and its affiliates collectively hold not less than 2.5% of the aggregate voting power of the Company (as defined below), Agbar shall have the right to purchase Agbar's pro rata share of any new issuances of capital stock or other equity securities, as follows:

          9.1 ISSUANCES OF EQUITY SECURITIES FOR CASH. If the Company sells Common Stock, any securities exchangeable for or convertible into Common Stock or any warrants or options to acquire any Common Stock or any of such other securities (collectively, "Equity Securities") for cash, Agbar shall have the right to purchase its pro rata share of such Equity Securities upon the same terms as such Equity Securities are being sold to other purchasers. In the case of a sale of Equity Securities pursuant to a public offering registered under the Act, the Company shall provide Agbar with written notice of such prospective issuance at least 20 days prior to the initial filing of the related registration statement. In the case of a sale of securities pursuant to a private placement exempt from registration under the Act, the Company shall provide Agbar with written notice of such prospective issuance at least 30 days prior to the initial circulation of the private placement memorandum. Such notice shall summarize the nature and amount of the Equity Securities that the Company proposes to issue and the price and other terms with respect to such prospective issuance. Agbar shall notify the Company of its election to purchase all or any portion of its pro rata share of such Equity Securities not later than the third business day preceding the public circulation of the preliminary prospectus, with respect to a public offering of Equity Securities, or not later than the third business day preceding the circulation of the private placement memorandum to prospective investors, with respect to a private placement of Equity Securities. Agbar shall have the right to assign it right to purchase additional Equity Securities pursuant to the provisions of this Section 9.1 to any of its affiliates.

          9.2 ISSUANCES OF EQUITY SECURITIES FOR OTHER THAN CASH. If the Company sells or issues Equity Securities for acquisitions of companies or properties, or any other consideration other than cash, then at the time that the aggregate dilution to Agbar's aggregate voting power (as calculated in the manner contemplated by Section 9.4) caused by such transactions equals or exceeds 25%, Agbar will have the right to purchase a sufficient amount of such Equity Securities to restore its aggregate voting power to the level that existed prior to the first of such issuances of Equity Securities for consideration other than cash. If Agbar elects to purchase all or any portion of such Equity Securities, the price that Agbar will pay will represent a weighted average, expressed in cash, of the price of such Equity Securities at the time such transaction(s) took place. To the extent that Common Stock was issued for consideration other than cash, the price shall be equal to the last closing price of the Common Stock on the date of such issuance(s). To the extent that Equity Securities other than Common Stock were issued for consideration other than cash, the price(s) shall be set in good faith by the Company's Board of Directors, provided that such price(s) shall be subject to audit adjustment. In the event of any audit adjustment, the purchase price paid by Agbar for any relevant Equity

Securities shall be adjusted, and (i) Agbar shall pay additional consideration to the Company within 10 days of receiving notice from the Company of an audit adjustment resulting in an increase in such purchase price or (ii) the Company shall pay to Agbar the amount of any reduction in such purchase price within 10 days of receiving notice from the Company's auditors of an audit adjustment resulting in a decrease in such purchase price. The Company shall notify Agbar when such 25% dilution threshold has been reached, and Agbar shall have 30 days after receipt of such notice to notify the Company of its election to purchase all or any portion of the Equity Securities Agbar has the right to purchase pursuant to this paragraph, and Agbar shall pay the purchase price for such securities within 10 days of such notice to the Company. Once Agbar has indicated whether or not it will exercise its right to purchase securities pursuant to this paragraph, and has, or has not, done so, a new period of measurement of further dilution will begin, and Agbar will not be entitled to make further purchases on account of such issuances of Equity Securities pursuant to this paragraph until such future issuances shall have caused an aggregate dilution to Agbar's aggregate voting power of 25% or more.

     In addition to the rights provided for in the preceding paragraph of this
Section 9.2, if, during any fiscal year, the Company issues Equity Securities for acquisitions of companies or properties, or any other consideration other than cash, which causes the aggregate dilution to Agbar's aggregate voting power (as calculated in the manner contemplated by Section 9.4) during such fiscal year to equal or exceed 15%, Agbar will have the right to purchase a sufficient amount of such Equity Securities to restore its aggregate voting power to the level that existed prior to the first of such issuances of such Equity Securities for consideration other than cash. If Agbar elects to purchase all or any portion of such Equity Securities, the price that Agbar will pay will represent a weighted average, expressed in cash, of the price of such securities at the time such transaction(s) took place, and such price shall be determined (and, as appropriate, adjusted) in the manner contemplated in the preceding paragraph of this Section 9.2. The Company shall notify Agbar when such 15% dilution threshold has been reached, and Agbar shall have 30 days after receipt of such notice to notify the Company of its election to purchase all or any portion of the Equity Securities Agbar has the right to purchase pursuant to this paragraph, and Agbar shall pay the purchase price for such securities within 10 days of such notice to the Company. Once Agbar has indicated whether or not it will exercise its right to purchase securities pursuant to this paragraph, and has, or has not, done so, a new period of measurement of further dilution will begin, and Agbar will not be entitled to make further purchases on account of such issuances of Equity Securities pursuant to this paragraph until such future issuances shall have caused an aggregate dilution to Agbar during such fiscal year or any future fiscal year of 15% or more. Agbar shall have the right to assign it right to purchase additional Equity Securities pursuant to the provisions of this Section 9.2 to any of its affiliates.

          9.3 LIMITATIONS ON AGBAR'S PREEMPTIVE RIGHTS. Agbar will not have the right to purchase a pro rata share of any new issuances of Equity Securities by the Company as a result of (i) securities that are issued to any employee of the Company pursuant to stock options or pursuant to an employee benefit or stock plan or agreement approved by the Company's Board of Directors, and (ii) shares of Common Stock issuable upon conversion of any outstanding capital stock or exercise of warrants or debentures that are outstanding as of the date of this Agreement.

          9.4 DETERMINATION OF AGGREGATE VOTING POWER. For purposes of this
Section 9, Agbar's aggregate voting power shall be equal to the number of votes represented by the shares of Common Stock, Preferred Stock (on an as converted basis) or other Equity Securities held by Agbar and any of Agbar's affiliates (after taking into account any purchases of additional shares of Common Stock, Preferred Stock or other Equity Securities by Agbar or its affiliates from and after the date of this Agreement) as a percentage of the total number of votes represented by the Company's outstanding Common Stock, Series C Preferred, Preferred Stock and any other class of capital stock of the Company that generally votes with holders of the Common Stock. Agbar's pro rata share of any new issuance of Equity Securities shall be equal to that number or amount of such other Equity Securities that Agbar would need to purchase to preserve Agbar's and its affiliates' aggregate voting power at the same level that existed prior to such issuance of Equity Securities, as set forth in Sections
9.1 and 9.2. Any issuance of Equity Securities for consideration other than cash shall not result in the termination of any of Agbar's rights provided for in this Agreement or in the Certificate of Designations for the Preferred Stock until Agbar has had an opportunity to purchase additional Equity Securities pursuant to Section 9.2.

     10. AGBAR'S BOARD RIGHTS--GENERALLY. Within three business days of the Initial Closing, the Company shall appoint Juan Ras, Agbar's initial designee, to serve on the Company's Board of Directors for an initial three-year term. After giving effect to such appointment, the Company's Board of Directors shall be comprised of no more than seven members. Juan Ras, and any substitute for such initial designee, shall serve on each of the committees of the Company's Board of Directors. Within three business days after the date that Agbar and any of its affiliates have made an aggregate of $15,000,000 of direct investments in the Company, whether through the purchase of Preferred Stock pursuant to the provisions of this Agreement or otherwise, the Company will use its best efforts to increase its Board of Directors to provide for a Board of Directors with up to eight members and to appoint an additional person designated by Agbar to serve on the Board of Directors for an initial three-year term. The Company will also use its best efforts to increase the size of its Board of Directors and to appoint an additional representative(s) of Agbar if necessary to assure that the number of Board members designated by Agbar is equal to the total number of members of the Board of Directors multiplied by Agbar's aggregate voting power, as calculated in the manner contemplated by Section 9.4, and rounded up to the nearest whole number. Except as otherwise provided in this Section 10, the Company shall not increase the size of its Board unless such increase is approved by each of Agbar's designees to the Board. Agbar shall have the right to identify a substitute designee to replace any existing Agbar designee on the Board, and the Company shall use its best efforts to effect any such substitution upon Agbar's request.

     Agbar and the Company acknowledge that the Board rights provided for in this Section 10 are set forth in the Certificate of Designations for the Preferred Stock and shall be exercised by the holders of Preferred Stock, as a class, so long as Agbar and any of its majority-owned subsidiaries collectively hold more than 50% of the outstanding shares of Preferred Stock. To the extent the Board representation rights set forth in this Section 10 are held by the holders of Preferred Stock, as a class, Agbar shall not vote any shares of Common Stock it receives upon conversion of shares of Preferred Stock for the election of members of the Company's Board of Directors. If Agbar and any of its majority-owned subsidiaries collectively hold less than 50% of the outstanding shares of Preferred Stock, the board representation rights provided for in this Section 10 will be exercised pursuant to the provisions of this Section 10 and not pursuant to the provisions of the Certificate of Designations for the Preferred Stock. If at any time Agbar's aggregate voting power as determined in the manner set forth in Section 9.4, constitutes less than 2.5% of the total outstanding voting power, Agbar's rights pursuant to this Section 10 shall terminate, and any members of the Board of Directors designated by Agbar shall remain on the Board through the end of their respective terms.

     11. AGBAR'S BOARD RIGHTS UPON A DIVIDEND DEFAULT. The Company shall use its best efforts to obtain the consent of the holders of Series C Preferred to an amendment to Section 3(b) of the certificate of designations for the Series C Preferred to authorize the holders of Preferred Stock to vote with holders of the Series C Preferred to elect a majority of the members of the Company's Board of Directors in the event that the Company fails to make the quarterly cash dividend payments that holders of Preferred Stock are entitled to for six consecutive quarters. The Company, at its expense, shall circulate a request for such consent from the holders of Series C Preferred at such time as is mutually agreed by Agbar and the Company. The form of the consent and the related amendment to the certificate of designations for the Series C Preferred shall be subject to Agbar's prior review and approval.

     Until the Company has received the necessary consent of the holders of Series C Preferred to the amendment to Section 3(b) of the certificate of designations for the Series C Preferred, as contemplated by the preceding paragraph, if (i) the Company fails to make the quarterly cash dividend payments that holders of Preferred Stock are entitled to for six consecutive quarters and
(ii) holders of Series C Preferred have the right to elect a majority of the members of the Company's Board of Directors pursuant to Section 3(b) of the certificate of designations for the Series C Preferred, Agbar and the other holders of the Preferred Stock shall have the right to elect all of the members of the Company's Board of Directors, other than those elected by holders of Series C Preferred. The Board rights provided for in this paragraph shall continue until the Company has made the quarterly cash dividend payment that holders of Preferred Stock are entitled to for four consecutive quarters. The Company shall use its best efforts to obtain all resignations from members of its Board of Directors necessary to give effect to the rights granted to holders of Preferred Stock pursuant to the provisions of this paragraph. The rights granted to holders of Preferred Stock set forth in the paragraph shall terminate when the Company has received the necessary consent from the holders of Series C Preferred to the amendment to Section 3(b) of the certificate of designations for the Series C Preferred, as contemplated by the preceding paragraph.

     Agbar and the Company acknowledge that the Board rights provided for in this Section 11 are set forth in the Certificate of Designations for the Preferred Stock and shall be exercised by the holders of Preferred Stock, as a class.

     12. DEVELOPMENT OF AGBAR'S WATER-RELATED BUSINESS. As a material consideration to Agbar's agreement to enter into this Agreement, the Company has agreed to assist Agbar to develop Agbar's water-related business in the United States. The Company will provide such assistance to Agbar on an exclusive basis with respect to all (i) water resource development, acquisition, storage or distribution projects, (ii) water treatment and waste water treatment projects,
(iii) projects involving the development, maintenance or upgrading of other water-related infrastructure assets and (iv) projects involving the development or acquisition of any other water-related resource assets (collectively, the "Projects") and shall do so in the following ways:

          12.1 IDENTIFICATION OF OPPORTUNITIES. The Company expects that, in the course of its activities in working with federal, state and municipal water agencies and regulatory authorities and investor-owned water utilities, and in dealing with owners of water resources and water rights, the Company may become aware of opportunities for investment in or acquisition of Projects that may be of interest to Agbar. The Company acknowledges that Agbar is interested in, among other things, opportunities involving the retail sale and distribution of water and water treatment projects and that the Company is not interested in such business opportunities. The Company agrees that Agbar shall have the right to expand this range of business opportunities that Agbar is interested in, and the Company will assist Agbar in the development of such additional opportunities in a manner that is consistent with the assistance that the Company has agreed to provide Agbar pursuant to the provision of this Agreement. From and after the date of this Agreement, the Company will promptly bring all such Project opportunities exclusively to the attention of Agbar. To the extent Agbar is interested in exploring and developing such opportunities, the Company shall provide all reasonable assistance, including appropriate introductions, to Agbar in connection with Agbar's pursuit of such opportunities, provided that such assistance does not unreasonably interfere with the Company's activities in developing its projects involving the wholesale distribution and storage of water. In the event that such Projects are pursued by Agbar on a partnership basis with other entities, it will give the Company an opportunity to participate as a partner in such Projects, to the extent that the Company has the financial capability and areas of expertise to participate in such Project(s); provided, however, that Agbar shall not be required to have partners in any such Projects. The Company shall provide the assistance to Agbar contemplated by this Section 12 on an exclusive basis, and the Company will not provide the same or any comparable type of assistance to any third party.

          12.2 ADMINISTRATIVE SUPPORT. The Company will provide office space and support for a reasonable number of Agbar employees, upon terms to be mutually agreed upon by the Company and Agbar from time to time, who may be sent to the United States, and will integrate such employees into its activities so that the Agbar employees are trained and become familiarized with the U.S. water market as a result of working at the Company.

          12.3 AGBAR'S RIGHT OF FIRST REFUSAL TO PROVIDE EQUITY FOR CAPITAL PROJECTS. In the event that the Company's Projects require capital investment in facilities such as pipelines, water purification facilities, pumps or other facilities, and the Company intends to seek external equity financing for such facilities, it will give Agbar a right of first refusal to provide such financing for such facilities on terms proposed by the Company. In connection with its proposal to Agbar, the Company shall provide Agbar with information concerning (i) the location, nature, and description of such Project, (ii) the revenues and profits/losses anticipated to be generated from such Project, including the estimated time period when such revenues and profits/losses are expected to be realized, (iii) the anticipated amount and structure of the proposed equity investment, including the proposed percentage ownership interest in the Project, (iv) a budget for such Project, including a reasonable itemization of the categories and related amounts of expenses that the Company expects to incur in connection with such Project, (v) the anticipated third-party debt financing that the Company expects to obtain in connection with such Project and (vi) the identity and general business background and experience of any third party that will play a meaningful role in the development of the Project. The Company shall also provide Agbar with any such additional information that Agbar reasonably requests. If, after a reasonable period of time following receipt of such information, Agbar chooses not to participate in such equity financing on the terms proposed by the Company, the Company shall be free to seek equity financing from third parties on such terms or on less favorable terms. If the Company thereafter chooses to seek equity financing on terms that are more favorable than those first presented to Agbar, or materially changes the nature of the Project from that first proposed to Agbar, the Company will give Agbar a right of first refusal to provide such equity financing on such more favorable terms. After Agbar has had a reasonable period of time to evaluate any such revised proposal, Agbar shall notify the Company whether Agbar elects to provide such equity financing on the revised terms presented to Agbar. If Agbar elects not to provide such financing, the Company shall be free to obtain such equity financing from a third party on such terms or on less favorable terms. If the Company thereafter chooses to seek equity financing on terms that are more favorable than the revised terms presented to Agbar or if the Company materially changes the nature of the Project from that subsequently proposed to Agbar, the Company shall again offer Agbar the right to provide such equity financing in the manner provided for above.

          12.4 FURTHER COOPERATION. In assisting Agbar in the development of its U.S. business activities, the Company and Agbar shall act in good faith and in a manner consistent with the intent and spirit of this Agreement. Agbar and the Company recognize that the time constraints in completing business transactions, or making irrevocable commitments to undertake business transactions, may require some latitude in the time period of presenting an opportunity to the other party to participate in a specific project or transaction. Both parties recognize that the representation of Agbar on the Company's Board of Directors will facilitate the delivery of sufficient notice to Agbar of transactions that Agbar may have an interest in participating in. To the extent that any transaction contemplated by this Agreement constitutes a "Business Combination", as such term is defined in Article VII, Section A, paragraph (2) of the Company's Certificate of Corporation, the Company and Agbar shall cooperate to have such transaction presented for approval in the manner contemplated by such
Article VII. The

Company shall also provide Agbar and its designees to the Company's Board of Directors with sufficient notice of matters to be presented to the Company's Board of Directors or stockholders, and, to the extent necessary or appropriate, such notices shall be provided sooner than the minimum advance time for any such notices as set forth in the Company's Certificate of Incorporation or Bylaws.

          12.5 TERMINATION OF AGBAR'S RIGHTS. Agbar's rights provided for in this Section 12 shall terminate upon the earlier of (i) October 15, 2008 or (ii) such time as Agbar's aggregate voting, determined in the manner provided for in
Section 9.4, constitutes less than 2.5% of the total outstanding voting power of the Company; provided, however, that if, on October 15, 2008, Agbar holds at least 15% of the aggregate voting power of the Company, determined in the manner provided for in Section 9.4, Agbar's rights as provided for in this Section 12 shall continue until the earlier of (i) October 15, 2018 or (ii) such time as Agbar's aggregate voting power, determined in the manner provided for in Section 9.4, constitutes less than 2.5% of the total outstanding voting power of the Company.

     13. RESTRICTIONS ON SALES OF EQUITY SECURITIES. If the Company's Board of Directors has approved the Company's participation in a Project, but such participation has not been approved by each of Agbar's designees to the Board, the Company may pursue such Project and may sell shares of capital stock or other Equity Securities as necessary to finance such Project subject to the restrictions set forth in this Section 13 In that event, Agbar will not be obligated to purchase shares of Preferred Stock pursuant to the provisions of
Section 3 of this Agreement but will retain the option to purchase its pro rata share of any newly-issued Equity Securities pursuant to the provisions of
Section 9 of this Agreement. If, at the time the Company is seeking to sell shares of capital stock or other Equity Securities as necessary to finance any Project not approved by each of Agbar's designees to Western Water's Board of Directors, Agbar and any of its affiliates have made an aggregate of $15,000,000 of direct investments in the Company, whether through the purchase of Preferred Stock pursuant to the provisions of this Agreement or otherwise, (i) the Company may not sell such shares of capital stock or other Equity Securities with a total issue price of $10,000,000 or less, in one or a related series of issuances, to any person or entity other than Agbar or any of Agbar's affiliates, without Agbar's prior written consent, and (ii) the Company may only sell such shares of capital stock or other Equity Securities with a total issue price of $10,000,000 or more, in one or a related series of issuances, pursuant to (a) any number of underwritten public offerings registered with the Commission or (b) not more than one private placement of Equity Securities, and no single purchaser, together with any affiliates of such purchaser, shall acquire more than $5,000,000 of Equity Securities sold pursuant to such private placement. In no event, however, shall the Company sell capital stock or other Equity Securities to any individual, corporation, partnership or other entity who or which is involved in the retail sale of water or other businesses that are comparable to Agbar's lines of business. The restrictions on the Company's right to sell capital stock or other Equity Securities pursuant to the provisions of this Section 13 shall terminate at the earlier of (i) October 15, 2008 or (ii) such time as Agbar's aggregate voting, determined in the manner provided for in Section 9.4, constitutes less than 2.5% of the total outstanding voting power of the Company; provided, however, that the Company will continue to be subject to the restrictions set forth in this Section 13 if, on October 15, 2008, Agbar holds at least 15% of the aggregate voting power of the Company, determined in the manner provided for in Section 9.4, such restrictions shall continue until the earlier of (i) October 15, 2018 or (ii) such time as Agbar's aggregate voting, determined in the manner provided for in Section 9.4, constitutes less than 2.5% of the total outstanding voting power of the Company.

     14. SURVIVAL OF REPRESENTATIONS AND WARRANTIES, ETC. All representations and warranties contained herein shall survive the execution and delivery of this Agreement and the sale and purchase of the Preferred Stock and payment therefor. All statements contained in any certificate, instrument or other writing delivered by or on behalf of the Company pursuant hereto or in connection with or in contemplation of the transactions herein contemplated shall constitute representations and warranties by the Company hereunder.

     15. PARTIES IN INTEREST. Except as otherwise expressly provided herein, all the terms and provisions of this Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto, whether so expressed or not, and, in particular, shall inure to the benefit of and be enforceable by the holder or holders at the time of any of the Preferred Stock.

     16. HEADINGS. The headings of the Sections and paragraphs of this Agreement have been inserted for convenience of reference only and do not constitute a part of this Agreement.

     17. CHOICE OF LAW. It is the intention of the parties that the validity of this Agreement, the construction of its terms and the interpretation of the rights and duties of the parties hereunder shall be governed by the laws of the State of California without regard to the principles of conflicts of laws thereof.

     18. COUNTERPARTS. This Agreement may be executed concurrently in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

WESTERN WATER COMPANY,                 SOCIEDAD GENERAL de AGUAS de
a Delaware corporation                 BARCELONA, S.A., a Spanish
                                       corporation


By:  /s/                               By: /s/
     --------------------------------      -------------------------------------
     Name: Michael Patrick George        Name: Juan Ras
     Title: President, CEO               Title: Director General